Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


Arthur H. Aufses III          Monica C. Lord                  Sherwin Kamin
Thomas D. Balliett            Richard Marlin                 Arthur B. Kramer
Jay G. Baris                  Thomas Moers Mayer             Maurice N. Nessen
Philip Bentley                Thomas E. Molner               Founding Partners
Saul E. Burian                Thomas H. Moreland                  Counsel
Barry Michael Cass            Ellen R. Nadler                      _____
Thomas E. Constance           Gary P. Naftalis
Michael J. Dell               Michael J. Nassau                Martin Balsam
Kenneth H. Eckstein           Michael S. Nelson              Joshua M. Berman
Charlotte M. Fischman         Jay A. Neveloff                 Jules Buchwald
David S. Frankel              Michael S. Oberman             Rudolph de Winter
Marvin E. Frankel             Paul S. Pearlman                Meyer Eisenberg
Alan R. Friedman              Susan J.  Penry-Williams        Arthur D. Emil
Carl Frischling               Bruce Rabb                      Maria T. Jones
Mark J. Headley               Allan E. Reznick                Maxwell M. Rabb
Robert M. Heller              Scott S. Rosenblum              James Schreiber
Philip S. Kaufman             Michele D. Ross                     Counsel
Peter S. Kolevzon             Howard J. Rothman                    _____
Kenneth P. Kopelman           Max J. Schwartz
Michael Paul Korotkin         Mark B. Segall               M. Frances Buchinsky
Shari K. Krouner              Judith Singer                  Abbe L. Dienstag
Kevin B. Leblang              Howard A. Sobel               Ronald S. Greenberg
David P. Levin                Jeffrey S. Trachtman           Debora K. Grobman
Ezra G. Levin                 Jonathan M. Wagner           Christian S. Herzeca
Randy Lipsitz                 Harold P. Weinberger               Jane Lee
Larry M. Loeb                 E. Lisk Wyckoff, Jr.           Pinchas Mendelson
                                                             Lynn R. Saidenberg
                                                               Special Counsel
                                                                   -----

                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                          WRITER'S DIRECT NUMBER
                                                               (212)715-9100
                                                               -------------
                                    [FORM OF]

                                __________, 1998






The Key Mutual Funds
3435 Stelzer Road
Columbus, Ohio  43219-3035

Dear Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form N-14, Registration No. 333-42837, under the Securities Act of 1933, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on December 19, 1997, registering shares of beneficial interest, no par value, (the "Shares") of The Victory Portfolios (the "Trust"), a Delaware business trust. The Shares are to be issued in connection with an Agreement and Plan of Reorganization and Liquidation (the "Plan") whereby all of the then-existing assets of the Key Mutual Funds, a Maryland corporation (the "Company"), for itself and on behalf of each of its existing investment portfolios, Key Stock Index Fund, SBSF Capital Growth Fund, SBSF Fund, KeyChoice Growth Fund, KeyChoice Income and Growth Fund, KeyChoice Moderate Growth Fund, Key Money Market Mutual Fund, and SBSF Convertible Securities Fund (each an "Acquired Portfolio," and collectively the "Acquired Portfolios"), will be transferred to a corresponding series of the Trust, Victory Stock Index Fund-Class A, Victory Special Growth Fund-Class A, Victory Diversified Stock Fund-Class A, Victory LifeChoice Growth Investor Fund-Class A, Victory
LifeChoice Conservative Investor Fund-Class A, Victory LifeChoice Moderate Investor Fund-Class A, Victory Federal Money Market Fund-Investor Class, and Victory Convertible Securities Fund-Class A (each an "Acquiring Portfolio," and collectively the "Acquiring Portfolios"), in exchange for (i) the assumption of all the obligations and stated liabilities of the Acquired


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The Key Mutual Funds
__________, 1998
Page 2


Portfolios and (ii) the issuance and delivery to each Acquired Portfolio of full and fractional shares of the Acquiring Portfolio's Shares (as described in the Plan); such Shares will be distributed by the Acquired Portfolio pro rata to its shareholders upon its liquidation. The Plan was approved by the Board of Directors of the Company on December 2, 1997, and by the Board of Trustees of the Trust on December 3, 1997, and must be approved by the shareholders of the Acquired Portfolios at a special meeting of shareholders called for that purpose.

                  We have reviewed the Declaration of Trust of the Trust, its By-Laws, resolutions of the Trustees of the Trust, and the Registration Statement (including exhibits thereto). We have also made such inquiries and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to the original documents of all copies submitted. In addition, we have assumed that the representations to be made as of the closing date by the Trust will be made by such parties in form acceptable to us and that the Trust's activities in connection with the Plan and the transactions contemplated therein have been and will be conducted in the manner provided in such documents and as set forth herein.

                  The opinions expressed herein are limited to matters of law which govern the due organization of the Trust and the authorization and issuance of the Shares. We are members of the Bar of the State of New York and do not hold ourselves out as experts as to the law of any other state or jurisdiction. As to matters of Delaware law, we have relied upon the opinion of Morris, Nichols, Arsht & Tunnell. Based upon and subject to the foregoing and provided that the terms of reorganization occur in accordance with the terms of the Plan, we are of the opinion that, and so advise you as follows:

                  (1) The Trust is a business trust validly existing under the laws of the State of Delaware and is duly registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and each Acquiring Portfolio is a validly existing series of shares of the Trust representing interests in the Acquiring Portfolio under the laws of the State of Delaware;

                  (2) The execution, delivery and performance of the Plan will not result in a violation of the Trust's Declaration of Trust or By-Laws, each as amended to date;

                  (3) The execution, delivery and performance of the Plan has been duly authorized by all necessary action on the part of the Trust and each Acquiring Portfolio, and the Plan has been duly executed and delivered by the Trust and is a valid and binding


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The Key Mutual Funds
__________, 1998
Page 3


obligation of the Trust and each Acquiring Portfolio, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights or remedies and to general equity principles (regardless of whether considered at a proceeding in law or equity), equitable defenses or waivers and the discretion of the court before which any proceeding for specific performance, injunctive and other forms of equitable relief may be brought; and

                  (4) The Acquiring Portfolio Shares to be issued and delivered pursuant to the terms of the Plan will have been duly authorized as of the closing date of the Reorganization and Liquidation, and, when so issued and delivered, will be validly issued, fully paid and non-assessable (except as disclosed in the Acquiring Portfolio's then current Prospectus and Statement of Additional Information).

                  This opinion is solely for your information and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to or relied upon by any governmental agency or other person without the prior written consent of this firm. This opinion is as of the date hereof. We disclaim any responsibility to update or supplement this opinion to reflect any events or state of facts which may hereafter come to our attention, or any changes in statutes or regulations or any court decisions which may hereafter occur.

                                      Very truly yours,


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